Exhibit (g)(2)

AMENDMENT TO THE

INNOVATOR ETFs TRUST

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT, to the Amended and Restated Custody Agreement, dated as of May 13, 2019 (the “Agreement”), is entered into as of September 25, 2020, by and between INNOVATOR ETFs TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A. a national banking association ("Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the funds list, Exhibit B, of the Agreement.

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written above.

INNOVATOR ETFs TRUST	U.S. BANK, N.A.

By: /s/ John Southard	By: /s/ Anita Zagrodnik

Name: John Southard	Name: Anita Zagrodnik

Title: Principal Financial Officer	Title: Senior Vice President

Exhibit B to the Amended and Restated Custody Agreement

Separate Series of the Innovator ETFs Trust

Funds with an expense cap structure and where Non-Defined Outcome Minimums apply

Innovator IBD® 50 ETF

Funds with a unitary fee structure and where Non-Defined Outcome Minimums apply

Innovator IBD® ETF Leaders ETF

Innovator IBD® Breakout Opportunities ETF

Innovator Loup Frontier Tech ETF

Funds with a unitary fee structure and where Defined Outcome Minimums apply

Innovator S&P 500 Buffer ETF – January

Innovator S&P 500 Buffer ETF – February

Innovator S&P 500 Buffer ETF – March

Innovator S&P 500 Buffer ETF – April

Innovator S&P 500 Buffer ETF – May

Innovator S&P 500 Buffer ETF – June

Innovator S&P 500 Buffer ETF – July

Innovator S&P 500 Buffer ETF – August

Innovator S&P 500 Buffer ETF – September

Innovator S&P 500 Buffer ETF – October

Innovator S&P 500 Buffer ETF – November

Innovator S&P 500 Buffer ETF – December

Innovator S&P 500 Power Buffer ETF – January

Innovator S&P 500 Power Buffer ETF – February

Innovator S&P 500 Power Buffer ETF – March

Innovator S&P 500 Power Buffer ETF – April

Innovator S&P 500 Power Buffer ETF – May

Innovator S&P 500 Power Buffer ETF – June

Innovator S&P 500 Power Buffer ETF – July

Innovator S&P 500 Power Buffer ETF – August

Innovator S&P 500 Power Buffer ETF – September

Innovator S&P 500 Power Buffer ETF – October

Innovator S&P 500 Power Buffer ETF – November

Innovator S&P 500 Power Buffer ETF – December

Innovator S&P 500 Ultra Buffer ETF - January

Innovator S&P 500 Ultra Buffer ETF - February

Innovator S&P 500 Ultra Buffer ETF - March

Innovator S&P 500 Ultra Buffer ETF - April

Innovator S&P 500 Ultra Buffer ETF - May

Innovator S&P 500 Ultra Buffer ETF - June

Innovator S&P 500 Ultra Buffer ETF - July

Innovator S&P 500 Ultra Buffer ETF - August

Innovator S&P 500 Ultra Buffer ETF - September

Innovator S&P 500 Ultra Buffer ETF - October

Innovator S&P 500 Ultra Buffer ETF – November

Innovator S&P 500 Ultra Buffer ETF - December

Innovator MSCI EAFE Power Buffer ETF – January

Innovator MSCI EAFE Power Buffer ETF – July

Innovator MSCI EAFE Power Buffer ETF – October

Innovator MSCI Emerging Markets Power Buffer ETF – January

Innovator MSCI Emerging Markets Power Buffer ETF – July

Innovator MSCI Emerging Markets Power Buffer ETF – October

Innovator Russell 2000 Power Buffer ETF – January

Innovator Russell 2000 Power Buffer ETF – April

Innovator Russell 2000 Power Buffer ETF – July

Innovator Russell 2000 Power Buffer ETF – October

Innovator Nasdaq-100 Power Buffer ETF – January

Innovator Nasdaq-100 Power Buffer ETF – April

Innovator Nasdaq-100 Power Buffer ETF – July

Innovator Nasdaq-100 Power Buffer ETF – October

Innovator 20+ Year Treasury Bond 5 Floor ETF - July

Innovator 20+ Year Treasury Bond 9 Buffer ETF - July

Innovator Triple Stacker ETF – October

Innovator Double Stacker ETF - October

Innovator Double Stacker 9 Buffer ETF - October

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